EXHIBIT 99.1

Adaptive Biotechnologies Reports Fourth Quarter and Full Year 2020 Financial Results

SEATTLE, Feb. 24, 2021 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the fourth quarter and full year ended December 31, 2020.

“Adaptive’s launch of T-Detect COVID marks a pivotal moment in the diagnostic testing paradigm. We have now proven that it is possible to read how T cells detect disease in the blood and we are on a fast path to develop this product for many other indications,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “As we move into 2021, we are poised to execute on several key catalysts across all business areas that will accelerate our vision to power the age of immune medicine.”

Recent Highlights

•	Revenues of $30.2 million for the fourth quarter and $98.4 million for the full year of 2020, representing a 25% increase and 16% increase, respectively, over the corresponding periods in 2019.
•

Clinical sequencing volume increased 41% to 4,539 clinical tests delivered in the fourth quarter of 2020, compared to the fourth quarter 2019 and ended the year with 15,216 clinical tests delivered, up 50% versus 2019.

•

Launched T-Detect™ COVID, first clinical T-cell based test for patients to confirm recent or prior COVID-19 infection. In final review by the U.S. Food and Drug Administration (FDA) for Emergency Use Authorization (EUA).

•	Extended collaboration agreement with Labcorp to enable broader access to our growing portfolio of immune-driven clinical diagnostic and research products.
•	Submitted a 510(k) application to the FDA for the use of clonoSEQ in blood for B-cell acute lymphoblastic leukemia (ALL) patients.

Fourth Quarter 2020 Financial Results

Revenue was $30.2 million for the quarter ended December 31, 2020, representing a 25% increase from the fourth quarter in the prior year. Sequencing revenue was $12.7 million for the quarter, representing an 8% decrease from the fourth quarter in the prior year. Development revenue was $17.5 million for the quarter, representing a 69% increase from the fourth quarter in the prior year.

Operating expenses were $74.4 million for the fourth quarter of 2020, compared to $48.4 million in the fourth quarter of the prior year, representing an increase of 54%.

Net loss was $44.6 million for the fourth quarter of 2020, compared to $20.6 million for the same period in 2019.

Adjusted EBITDA (non-GAAP) was a loss of $34.6 million for the fourth quarter of 2020, compared to a loss of $18.7 million for the fourth quarter of the prior year.

Full Year 2020 Financial Results

Revenue was $98.4 million for the year ended December 31, 2020, representing a 16% increase from the prior year. Sequencing revenue was $41.4 million in 2020, representing a 5% decrease from 2019. Development revenue was $56.9 million in 2020, representing a 37% increase from the prior year.

Operating expenses for 2020 were $251.2 million, compared to $163.5 million for 2019, representing an increase of 54%.

Net loss was $146.2 million in 2020, compared to $68.6 million in 2019.

Adjusted EBITDA (non-GAAP) was a loss of $119.6 million for 2020, compared to a loss of $57.5 million in the prior year.

Cash, cash equivalents and marketable securities was $806.8 million as of December 31, 2020.

2021 Financial Guidance

Management will provide the 2021 outlook during the conference call scheduled to discuss the 2020 financial results.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its fourth quarter and full year 2020 financial results after market close on Wednesday, February 24, 2021 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics and drug discovery. We have three commercial products and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune conditions and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our balance sheets and statements of operations, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss adjusted for interest and other income, net, income tax (expense) benefit, depreciation and amortization and share-based compensation expenses. We have provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA to evaluate the financial performance of our business and the effectiveness of our business strategies. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA does not reflect:

•	all expenditures or future requirements for capital expenditures or contractual commitments;
•	changes in our working capital needs;
•	income tax (expense) benefit, which may be a necessary element of our costs and ability to operate;
•	the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
•	the non-cash component of employee compensation expense; and
•	the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE MEDIA
Beth Keshishian
917-912-7195
media@adaptivebiotech.com

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
Carrie Mendivil, Gilmartin Group
investors@adaptivebiotech.com

Adaptive Biotechnologies

Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue
Sequencing revenue	$12,709	$13,888	$41,439	$43,519
Development revenue	17,476	10,321	56,943	41,552
Total revenue	30,185	24,209	98,382	85,071
Operating expenses
Cost of revenue	6,222	5,951	22,530	22,274
Research and development	35,831	21,189	116,072	70,705
Sales and marketing	18,545	12,640	61,358	38,453
General and administrative	13,398	8,189	49,536	30,332
Amortization of intangible assets	428	428	1,703	1,698
Total operating expenses	74,424	48,397	251,199	163,462
Loss from operations	(44,239)	(24,188)	(152,817)	(78,391)
Interest and other income, net	785	3,577	6,590	9,785
Income tax expense	(1,116)	—	—	—
Net loss	(44,570)	(20,611)	(146,227)	(68,606)
Fair value adjustment to Series E-1 convertible preferred stock options	—	—	—	(964)
Net loss attributable to common shareholders	$(44,570)	$(20,611)	$(146,227)	$(69,570)
Net loss per share attributable to common shareholders, basic and diluted	$(0.33)	$(0.17)	$(1.11)	$(1.01)
Weighted-average shares used in computing net loss per share attributable to common shareholders, basic and diluted	136,954,148	124,397,150	131,216,468	69,165,315

Adaptive Biotechnologies

Balance Sheets
(in thousands, except share and per share amounts)

(unaudited)

	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$123,436	$96,576
Short-term marketable securities (amortized cost of $564,036 and $479,791, respectively)	564,833	480,290
Accounts receivable, net	10,047	12,676
Inventory	14,063	9,069
Prepaid expenses and other current assets	14,535	14,079
Total current assets	726,914	612,690
Long-term assets
Property and equipment, net	39,692	60,355
Operating lease right-of-use assets	99,350	—
Long-term marketable securities (amortized cost of $118,429 and $105,263, respectively)	118,525	105,435
Restricted cash	2,138	2,138
Intangible assets, net	10,225	11,928
Goodwill	118,972	118,972
Other assets	598	784
Total assets	$1,116,414	$912,302
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$3,237	$4,453
Accrued liabilities	13,162	4,371
Accrued compensation and benefits	11,950	8,124
Current portion of deferred rent	—	371
Current portion of operating lease liabilities	3,529	—
Current portion of deferred revenue	73,319	60,994
Total current liabilities	105,197	78,313
Long-term liabilities
Deferred rent liability, less current portion	—	6,918
Operating lease liabilities, less current portion	104,333	—
Financing obligation	—	36,607
Deferred revenue, less current portion	163,618	219,332
Other long-term liabilities	—	93
Total liabilities	373,148	341,263
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at December 31, 2020 and 2019; no shares issued and outstanding at December 31, 2020 and 2019	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at December 31, 2020 and 2019; 137,646,896 and 125,238,142 shares issued and outstanding at December 31, 2020 and 2019, respectively	14	12
Additional paid-in capital	1,253,971	935,834
Accumulated other comprehensive gain	893	671
Accumulated deficit	(511,612)	(365,478)
Total shareholders’ equity	743,266	571,039
Total liabilities and shareholders’ equity	$1,116,414	$912,302

Adjusted EBITDA

The following table sets forth a reconciliation between our Adjusted EBITDA and our net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss	$(44,570)	$(20,611)	$(146,227)	$(68,606)
Interest and other income, net	(785)	(3,577)	(6,590)	(9,785)
Income tax expense	1,116	—	—	—
Depreciation and amortization expense	2,352	2,075	8,472	7,791
Share-based compensation expense	7,243	3,411	24,761	13,124
Adjusted EBITDA	$(34,644)	$(18,702)	$(119,584)	$(57,476)